                          [Form of Reverse of Security]

                        [Floating Rate Medium-Term Note]

                          THE ST. PAUL COMPANIES, INC.
                           MEDIUM-TERM NOTE, SERIES D

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 12, 2002 herein called the "Indenture (which term shall have the meaning assigned to it in such instrument"), between the Company and JPMorgan Chase Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 or its equivalent in other currencies or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies; provided, however, that the foregoing limit may be increased or decreased by the Company, if in the future it determines that it may want to sell additional Securities of this series or other securities.

                  If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Security falls on a day that is not a Market Day (as defined below), the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Market Day, or in the case of a LIBOR security, if such day falls in the next calendar month, the next preceding Market Day, as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Market Day.

                  This Security is not convertible or subject to any sinking fund, and unless a Redemption Commencement Date, Redemption Periods and Redemption Prices are specified on the face hereof, this Security is not subject to redemption prior to the Stated Maturity Date shown above. If so specified, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the election of the Company, during the Redemption Periods and at the Redemption Prices specified on the face hereof, plus interest accrued to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed portion will be issued in the name of the Holder hereof upon the cancellation hereof.

                  This Security is not subject to repayment prior to the Stated Maturity Date shown above unless a Repayment Date, Repayment Periods and Repayment Prices are specified above. If so specified, this Security is subject to repayment at the option of the Holder hereof upon the terms set forth above by completing the form for the Option to Elect Repayment that is attached.

                  In the event of repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unpaid portion will be issued to the registered Holder upon the cancellation hereof.

                  The interest rate payable on this Security will be calculated by reference to the Interest Rate Basis specified above (a) plus or minus the Spread specified above, if any, or (b) multiplied by the Spread Multiplier specified above, if any. The Interest Rate Basis may be: (a) the Commercial Paper Rate, (b) the Prime Rate, (c) the CD Rate, (d) the Federal Funds Rate, (e) LIBOR, (f) EURIBOR, (g) the Treasury Rate, (h) the CMT Rate or such other interest rate formula, as specified above. The "Index Maturity" is the period to maturity of the instrument or obligation from which the Interest Rate Basis is calculated, as specified above.

                  All percentages resulting from any calculation on this Security will be rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on this Security will be rounded to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest corresponding unit or more (with one-half cent or unit or more being rounded upward). Amounts of one-half cent or one-half of a corresponding unit or more will be rounded upward.

                  Unless otherwise specified above, the "Regular Record Date" with respect to this Security shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and interest will be payable, in the case of Securities which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as specified above); which reset quarterly, on the third Wednesday of March, June, September and December of each year; which reset semi-annually, on the third Wednesday of the two months of each year specified above; and which reset annually, on the third Wednesday of the month specified above (each an "Interest Payment Date"); and in each case, at maturity or upon earlier redemption or repayment.

                  Payments of interest with respect to any Interest Payment Date or date of maturity, redemption or repayment will include interest accrued to but excluding such

Interest Payment Date or date of maturity, redemption or repayment, as the case may be. Accrued interest from the Original Issue Date or from the last date to which interest has been paid is calculated by multiplying the face amount of this Security by an accrued interest factor, computed by adding the interest factor calculated for each day from such starting date to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360, unless otherwise specified, or, in the case of a Treasury Rate Security and a CMT Rate Security, by the actual number of days in the year.

                  The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually or otherwise (each an "Interest Reset Date"), as specified above. Unless otherwise specified above, the Interest Reset Date will be, if this Security resets daily, each Business Day, if this Security resets weekly and is not a Treasury Rate Security, the Wednesday of each week, or if this Security resets weekly and is a Treasury Rate Security, the Tuesday of each week (except as provided below); if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of March, June, September and December; if this Security resets semi-annually, the third Wednesday of the two months of each year, as specified above; and if this Security resets annually, the third Wednesday of the month of each year, as specified above; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified above. If any Interest Payment Date, other than at maturity, redemption or repayment, would otherwise fall on a day that is not a Market Day (as defined below), the Interest Payment Date shall be postponed to the next day that is a Market Day and interest will accrue to such Market Day, or if this Security is a LIBOR Security and such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day.

                  As used herein, the term "Market Day" means any Business Day except that for any LIBOR Note, any such Business Day that is also a London Business Day. The term "London Business Day" means any day on which dealings in the Index Currency are transacted in the London Interbank Market. The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, (ii) if the Note is denominated in a Specified Currency other than U.S. dollars or euros, it must also not be a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the financial center of the country issuing the Specified Currency, and (iii) if the Specified Currency is euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business (a euro business day).

                   The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Security (the "Commercial Paper Interest Determination Date"), for a Prime Rate Security (the "Prime Rate Interest Determination Date"), for a CD Rate

Security (the "CD Rate Interest Determination Date"), for a Federal Funds Rate Security (the "Federal Funds Interest Determination Date") and for a CMT Rate Note (the "CMT Rate Interest Determination Date") will in each case be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Security (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a EURIBOR Security (the "EURIBOR Interest Determination Date") will be the second Euro Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Security (the "Treasury Rate Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date would fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date. Unless otherwise specified above, the Calculation Date pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, whichever is the day on which the next payment of interest will be due.

                  Determination of Commercial Paper Rate. If the Interest Rate Basis of this Security is the Commercial Paper Rate, the interest rate with respect to any Interest Reset Date shall equal the Money Market Yield, calculated as described below, of the per annum rate quoted on a bank discount basis, for the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper-Non-financial".

                  If such rate does not appear in H.15(519) prior to 3:00 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as available through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication of the Board of Governors of the Federal Reserve System ("H.15 Daily Update") or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Commercial Paper-Non-financial". An Index Maturity of one month or three months will be deemed to be equivalent to an Index Maturity of 30 days or 90 days, as the case may be.

                  If by 3:00 P.M., New York City time, on the relevant Calculation Date such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from that source at that time, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered yearly rates, quoted on a bank discount basis, as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of U.S. dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity shown above placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency.

                  If fewer than three dealers selected by the Calculation Agent are quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  Money Market Yield shall be a yield, expressed as a percentage, calculated in accordance with the following formula:

                      Money Market Yield = 100 x          360 x D
                                                        ------------
                                                        360 - (D x M)


In the above formula, "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period from and including the Interest Reset Date to but excluding the next Interest Reset Date, or the maturity, redemption or repayment date, as appropriate.

                  Determination of Prime Rate. If the Interest Rate Basis of this Security is the Prime Rate, the interest rate with respect to any Interest Reset Date shall equal the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan".

                  If such rate does not appear in H.15(519) prior to 3:00 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, then the Prime Rate with respect to such Interest Reset Date will be the rate for the relevant Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "Bank Prime Loan".

                  If prior to 3:00 P.M., New York City time, on the relevant Calculation Date such rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from that source at that time, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the "Reuters Screen USPRIME1 Page" as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. The "Reuters Screen USPRIME1 Page" is the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any successor service), or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

                  If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates, quoted on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent.

                  If fewer than three banks selected as by the Calculation Agent are quoting as mentioned above, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  Determination of CD Rate. If the Interest Rate Basis of this Security is the CD Rate, the interest rate with respect to any Interest Reset Date shall equal the rate for the relevant CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)".

                  In the event that such rate does not appear in H.15(519) prior to 3:00 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for U.S. dollar negotiable certificates of deposit having the specified Index Maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "CDs (secondary market)".

                  If by 3:00 P.M., New York City time, on the relevant Calculation Date such rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from that source at that time, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest

Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity and in a representative amount. Representative amount means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

                  If fewer than three dealers selected by the Calculation Agent are quoting as mentioned above, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  Determination of Federal Funds Rate. If the Interest Rate Basis of this Security is the Federal Funds Rate, the interest rate with respect to any Interest Reset Date shall equal the rate on the relevant Federal Funds Interest Determination Date for U.S. dollar Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" as such rate is displayed on MoneyLine Telerate (or any successor service) ("Telerate") on page 120 (or any other page as may replace such page on such service).

                  In the event that such rate does not appear on Telerate page 120 prior to 3:00 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "Federal Funds (Effective)".

                  If by 3:00 P.M., New York City time, on the relevant Calculation Date such rate is not published on Telerate page 120, H.15(519),
H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from that source at that time, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading brokers of U.S. dollar Federal Funds transactions in The City of New York selected by the Calculation Agent.

                  If fewer than three brokers selected by the Calculation Agent are quoting as mentioned above, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  Determination of LIBOR. If the Interest Rate Basis of this Security is LIBOR, the interest rate with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

                  (i) With respect to a LIBOR Interest Determination Date, LIBOR will be:

                  (a) if LIBOR Reuters is specified above, the arithmetic mean of the offered rates, or the offered rate if the Designated LIBOR Page, as defined below, by its terms provides only for a single rate, for deposits in the Index Currency, as defined below, having the Index Maturity specified above, commencing on the applicable Interest Reset Date, that appear or appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or

                  (b) if LIBOR Telerate is specified above, or if neither LIBOR Reuters nor LIBOR Telerate is specified above as the method of calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified above, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.

                  (ii) If fewer than two such offered rates referenced in (i) above appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined as follows:

                  The Calculation Agent will request from the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated above, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations.

                  If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., or such other time specified above, in the applicable principal financial center, on such LIBOR Interest Determination Date by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated above and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time.

                  If the banks so selected by the Calculation Agent are not quoting as mentioned in the preceding sub-paragraph, LIBOR determined on such LIBOR Interest

Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  As used here:

                  Designated LIBOR Page means (a) if LIBOR Reuters is specified above, the display on the Reuters Monitor Money Rates Service, or any successor service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if LIBOR Telerate is specified above or neither LIBOR Reuters nor LIBOR Telerate is specified above as the method for calculating LIBOR, the display on Telerate, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

                  Index Currency means the currency, including composite currencies, specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the Index Currency shall be United States dollars.

                  Determination of EURIBOR. If the Interest Rate Basis of this Security is EURIBOR, the interest rate with respect to any Interest Reset Date will be determined by the Calculation Agent or its affiliates in accordance with the following provisions:

                  (i) With respect to a EURIBOR interest determination date, EURIBOR will be the offered rate for deposits in euros having the Index Maturity specified above, commencing on the second euro business day after the relevant EURIBOR Interest Determination Date, as that rate appears on Telerate page 248 as of 11:00 A.M., Brussels time, on the such EURIBOR Interest Determination Date; or

                  (ii) If such offered rate does not appear on Telerate page 248, as referenced in (i) above, EURIBOR on such EURIBOR Interest Determination Date will be determined as follows:

                  The Calculation Agent will request from the principal Euro-Zone office of each of four major banks in the Euro-Zone interbank market, as selected by the Calculation Agent, its offered quotation for euro deposits for the period of the Index Maturity designated above, commencing on the applicable Interest Reset Date and in the representative amount to prime banks in that market at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date. If at least two quotations are provided, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

                  If fewer than two quotations are provided as described above, EURIBOR determined on such EURIBOR Interest Determination Date will be the arithmetic mean of the rates quoted, at approximately 11:00 A.M., Brussels time or such other time specified above on such EURIBOR Interest Determination Date by three major banks in the Euro-Zone selected by the Calculation Agent for loans of euros to leading euro-zone banks having the Index Maturity designated above commencing on the applicable Interest Reset Date and in a representative amount.

                  If fewer than three banks selected by the Calculation Agent are quoting as mentioned in the preceding sub-paragraph, EURIBOR with respect to such Interest Reset Date will be EURIBOR in effect on such EURIBOR Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

As used here:

                  Euro-Zone means, at any time the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

                  Determination of Treasury Rate. If the Interest Rate Basis of this Security is the Treasury Rate, the interest rate with respect to any Interest Reset Date shall equal the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate".

                  If such rate does not appear in either page by 3:00 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, the Treasury Rate will be the Bond Equivalent Yield of the rate for the relevant Interest Determination Date, calculated as described below, for the type of Treasury Bill described above, as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "U.S. Government Securities/Treasury Bills/Auction High".

                  If the rate described in the preceding sub-paragraph does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for the relevant Treasury Interest Determination Date and for Treasury Bills of the kind described above, as announced by the U.S. Department of the Treasury.

                  If the results of such auction of Treasury Bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the Bond Equivalent Yield of the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

                  If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest Calculation Date, then the Treasury Rate will be the rate for the relevant Treasury Interest Determination Date and for the type of Treasury Bill described above, as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

                  If the rate described in the preceding sub-paragraph is not so published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity.

                  If fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned above, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  Bond Equivalent Yield shall be a yield, expressed as a percentage, calculated in accordance with the following formula:


         Bond Equivalent Yield =            D x N           x 100
                                        -------------
                                        360 - (D x M)

In the above formula, "D" refers to the yearly rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; "N" means 365 or 366 as the case may be, and "M" refers to the actual number of days in the period from and including the interest reset date to, but excluding the next interest reset date, or the maturity, redemption or repayment date, as appropriate.

                  Determination of CMT Rate. If the Interest Rate Basis of this Security is the CMT Rate, the interest rate with respect to any CMT Interest Reset Date shall equal the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release, H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index, as defined below, for
(i) if the Designated CMT Telerate Page is 7051, the rate on the related CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as specified above, ended immediately preceding the week or month (as applicable) in which the related CMT Rate Interest Determination Date falls.

                  If such rate is no longer displayed on the relevant page, or is not displayed prior to 3:30 P.M., New York City time, on the relevant Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT Rate with respect to such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519).

                  If such rate is no longer published, or, is not published by 3:30 P.M., New York City time, on such Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

                  If such information is not provided by 3:30 P.M., New York City time, on the relevant Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time on the CMT Rate Interest Determination Date of three primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent for the most recently issued treasury notes having an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year. In selecting those offered rates, the Calculation Agent will request quotations from five such Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

                  If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York, selected by the Calculation Agent for Treasury notes with an original maturity longer than the Designated CMT Maturity Index, with a remaining term to maturity closest to the Designated CMT Maturity Index and in a representative amount. In selecting these offered rates, the Calculation Agent will request quotations from five such Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

                  If three or four, and not five, of such Reference Dealers are quoting as described in the preceding sub-paragraph, then the CMT Rate on the CMT Rate Interest

Determination Date will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated.

                  If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described above, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

                  If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

                  As used above:

                  Designated CMT Telerate Page means the display on Telerate on the page designated above -- or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) -- for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified above, the Designated CMT Telerate Page shall be 7052, for the most recent week.

                  Designated CMT Maturity Index means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified above, with respect to which the CMT Rate will be calculated. If no such maturity is specified above, the Designated CMT Maturity Index shall be two years.

                  Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown above. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on each Interest Determination Date or Calculation Date as applicable. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law, as it may be modified by United States law of general application.

                  The Calculation Agent will upon the request of the Holder of this Security provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date. The Calculation Agent's determination of any interest rate, and its calculation of the amount of interest for any interest period is final and binding in the absence of manifest error.

                  If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent of waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Security, certain additional limitations), the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, $1,000 and any integral multiple of $1,000 in excess thereof or (ii) if this Security is denominated in a Specified Currency other than U.S. dollars, in the denominations indicated on the face hereof, equivalent to $1,000 and integral multiples of $1,000 in excess thereof, using an exchange rate equal to the noon buying rate in The City of New York for cable transfers for such Specified Currency on the first Business Day immediately preceding the date on which the Company accepts the offer to buy such Security, unless otherwise specified above. The Securities of this series may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to DTC or its nominee and registered in the name of DTC or such nominee. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor if a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of a Security of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM -         as tenants in common

                  TEN ENT -         as tenants by the entireties

                  JT TEN  -         as joint tenants with right of
                                    survivorship and not as tenants
                                    in common

                  UNIF GIFT MIN ACT -   __________Custodian___________
                                          (Cust)            (Minor)

                                         Uniform Gifts to Minor Acts

                                         _____________________________
                                                  (State)

                 Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------

                        (PLEASE INSERT SOCIAL SECURITY OR
                         IDENTIFYING NUMBER OF ASSIGNEE)

----------------------------------------------------------------------

                     (PLEASE PRINT OR TYPE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      --------------------------


         NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at

                  -----------------------------------------------------------

                  -----------------------------------------------------------

                  -----------------------------------------------------------

         (Please Print or Typewrite Name and Address of the Undersigned)

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the undersigned for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):
                          --------------------------------.

                  Dated:
                        ----------------------------


                  NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.